UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

IO Biotech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41008	87-0909276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2023, IO Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue (i) 37,065,647 shares of the Company’s common stock (“Common Stock”), and (ii) 37,065,647 warrants to purchase up to 37,065,647 shares of Common Stock (the “Warrants”) in a private placement transaction (the “Private Placement”). Each Purchaser’s Warrant is exercisable for a number of shares of Common Stock equal to one hundred percent of the aggregate number of shares of Common Stock purchased by such Purchaser. The purchase price per share of Common Stock and Warrant is $2.025 per share (the “Purchase Price”). The closing of the Private Placement is expected to occur on or before August 9, 2023 (the “Closing”), subject to customary closing conditions. The total gross proceeds to the Company at the Closing are expected to be approximately $75.1 million, which does not include any proceeds that may be received upon exercise of the Warrants. The Warrants have an exercise price of $2.47 per share, in each case subject to proportional adjustments in the event of stock splits or combinations or similar events. The Warrants will be exercisable for a period of 42 months following the date of issuance.

Lundbeckfonden BioCapital, Novo Holdings, Kurma Growth Opportunities Fund, and Sunstone Life Science Ventures, each a holder of more than 5% of our total Common Stock outstanding on the date of the Purchase Agreement, are Purchasers in the Private Placement.

Morgan Stanley & Co. LLC and Piper Sandler & Co. acted as the joint placement agents (together, the “Placement Agents”) for the Private Placement. The Placement Agents are entitled to receive a portion of a combined fee equal to approximately 6% of the aggregate gross proceeds from the securities sold in the Private Placement, plus the reimbursement of certain expenses.

On August 7, 2023, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, within 30 days after the Closing (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon conversion of the Warrants issued pursuant to the Purchase Agreement (the “Registrable Securities”), and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing is only a summary of the terms of the Purchase Agreement and the Warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, (ii) the Registration Rights Agreement, a copy of which is attached to this report as Exhibit 10.2 and (iii) the form of Warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the Purchasers has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities.

Item 7.01.	Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release announcing Private Placement. A copy of this press release is attached hereto as Exhibit 99.1.

A copy of the corporate presentation used in connection with the Private Placement is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated August 7, 2023, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated August 7, 2023, by and among the Company and the Purchasers.

99.1	Press Release dated August 7, 2023.

99.2	Corporate Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IO Biotech, Inc.

Date: August 7, 2023	By:	/s/ Mai-Britt Zocca, Ph.D.
Mai-Britt Zocca, Ph.D.
Chief Executive Officer